                                                                   Exhibit 16(f)

                               POWER OF ATTORNEY

I, undersigned officer of The Lincoln National Life Insurance Company, hereby revoke all powers of attorney authorizing any person to act as attorney-in-fact relative to Lincoln National Variable Annuity Account H (Shareholders Advantage), which were previously executed by me and do hereby severally constitute and appoint Kelly D. Clevenger, Jeffrey K. Dellinger, and Steven M. Kluever, my true and lawful attorneys-in-fact, with full power in each of them to sign for me, in my name and in the capacities indicated below, any and all amendments to Registration Statement No. 333-63505 filed with the Securities and Exchange Commission under the Securities Act of 1933, on behalf of the Company in its own name or in the name of one of its Separate Accounts, hereby ratifying and confirming our signatures as they may be signed by any of our attorneys-in-fact to any such amendment to that Registration Statement. The power of attorney was signed by us on April 30, 1999.


Signature                       Title
---------                       -----

/s/ Todd R. Stephenson          Senior Vice President, Chief Financial Officer
-----------------------         and Assistant Treasurer
    Todd R. Stephenson          (Principal Financial Officer)



STATE OF INDIANA     )
                     ) SS:
COUNTY OF ALLEN      )


                                Subscribed and sworn to before me this
                                30th day of April, 1999.


                                /s/  Kimberly J. DeLong
                                -----------------------
                                     Notary public

                                     Commission Expires 1-29-2007
                                                        ---------